Exhibit 99.1

ALT5 Sigma Treasury Strategy Strengthened by Accelerating $WLFI Adoption Driven by Robinhood Launch and Potential Apple Pay Integration with USD1

LAS VEGAS, NV (October 6, 2025) – ALT5 Sigma Corporation (the “Company,” “our” or “ALT5”) (NASDAQ: ALTS) (FRA:5AR1), the $WLFI digital asset treasury company, today highlighted recent advancements in the $WLFI ecosystem that the Company believes will substantially strengthen the $WLFI token, the asset on which the Company’s digital asset treasury strategy is based – the launch of $WLFI on Robinhood, and World Liberty Financial’s planned introduction of a WLFI-branded debit card, which would allow USD1 to be used with Apple Pay.

ALT5 currently holds approximately 7.28 billion $WLFI tokens, the governance token for the World Liberty Financial crypto ecosystem and the USD1 stablecoin, valued at approximately $1.5 billion1 and representing approximately 7.3% of the $WLFI token’s total supply.

Robinhood Launch of $WLFI

$WLFI launched on Robinhood on September 25, introducing the token to Robinhood’s 27.4 million users and marking a significant milestone in mainstream retail accessibility. The strategic listing on one of America’s leading trading platforms is expected to unlock significant retail demand over time.

The availability of the token on Robinhood represents a critical inflection point for $WLFI adoption, providing seamless access to millions of retail investors who may not have previously engaged with specialized cryptocurrency exchanges. This retail-focused distribution channel complements $WLFI’s existing presence on established crypto exchanges and positions the token for accelerated mainstream adoption.

The Company believes that the increased accessibility and potential main-stream adoption of $WLFI will in turn benefit the Company as a large holder of $WLFI.

Potential Apple Pay Integration of USD1

World Liberty Financial (WLFI) co-founder Zak Folkman recently announced plans to introduce a WLFI-branded debit card with a potential Apple Pay integration, providing users with an easy crypto-to-fiat integration through USD1, one of the world’s fastest growing stablecoins with a circulation of approximately $2.7 billion. Although there is no partnership between WLFI and Apple directly, end-users will be able to add their debit card to Apple Pay and subsequently will have the option to make use of USD1 in a seamless and modern tap-and-click manner.

1 Based on $WLFI token prices as of 9:00 ET, October 5, 2025 per CoinMarketCap.com

$WLFI serves as the governance token for the World Liberty Financial ecosystem which includes USD1, positioning ALT5’s substantial $WLFI holdings to benefit from increased USD1 adoption and transaction volume. The Company hopes that USD1 will gain traction through major payment platform integrations, including Apple Pay, which in turn will increase utility and demand for $WLFI tokens and enhance the Company’s treasury strategy.

About ALT5 Sigma Corporation

ALT5 Sigma Corporation (NASDAQ:ALTS) (FRA:5AR1) is a fintech company with a pioneering $WLFI digital asset treasury strategy. Founded in 2018, the company leverages its blockchain infrastructure expertise and proven track record of processing over $5 billion in cryptocurrency transactions to optimize its digital asset treasury operations and capitalize on growing $WLFI ecosystem developments across retail platforms, payment integrations, and international market expansion.

Forward-looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to ALT5’s accelerated growth in digital asset treasury operations, the value of ALT5’s $WLFI holdings, the positioning of the Company in the digital asset treasury sector, the increased adoption of $WLFI tokens will have a positive impact on the Company, the availability of $WLFI for trading on crypto exchanges, the profitability and prospective growth of ALT5’s platforms and business that may include, but are not limited to, international currency risks, third-party or customer credit risks, liability claims stemming from ALT5’s services, and technology challenges for future growth or expansion, and statements regarding the Company’s potential separation plans of its biotech business. This press release also contains general statements relating to risks that the Company’s potential separation plans of its biotech business and the potential for JAN123 to treat CRPS, and other statements, including words such as “continue”, “expect”, “intend”, “will”, “hope”, “should”, “would”, “may”, “potential”, and other similar expressions. Such statements reflect the Company’s current view with respect to future events, are subject to risks and uncertainties, and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic, competitive, political, and social uncertainties, and contingencies. This press release also contains statements that are forward-looking in respect of the expected future partial or full disposition of the Company’s interests in Alyea without specificity of the scope or methods thereof.

Many factors could cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance or achievements described in this press release. Such factors could include, among others, changes in the value of $WLFI tokens and other risks detailed in the Company’s periodic reports filed with the Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled “Risk Factors” in the Company’s filings with the SEC underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and the Company does not intend, and does not assume any obligation, to update these forward-looking statements, except as required by law. The Company cannot assure that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Individuals are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

Media/Investor Relations

ICR for ALT5

ALT5@icrinc.com

Wachsman for World Liberty Financial

wlfi@wachsman.com